Exhibit 10.2

FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 29, 2024, between Bakkt Holdings, Inc., a Delaware corporation (the “Company”), and Intercontinental Exchange Holdings, Inc. (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act” or “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, subject to the terms and conditions set forth in a separate securities purchase agreement (the “Concurrent Placement Agreement”) and pursuant to a separate prospectus supplement being filed with the Commission under the Registration Statement (as defined below), the Company is issuing securities of the Company to certain other purchasers as identified on the signature pages thereto (the “Concurrent Placement”).

WHEREAS, the Per Unit Purchase Price (as defined below) under this Agreement and in the Concurrent Placement Agreement are the same and the terms of such agreements are substantively consistent other than differences resulting from the relationships of the applicable purchaser(s) with the Company.

WHEREAS, pursuant to the Concurrent Placement Agreement, the Company and the Purchaser have agreed to provide a voting support agreement (the “Voting Support Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(h).
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.
“Class 1 Warrants” means the warrants delivered to the Purchaser at each Closing in accordance with Section 2.2(a)(v) and Section 2.2(c)(iii) hereof, which Class 1 Warrants shall be exercisable at any time on or after the six (6) month anniversary of each Closing Date and generally be exercisable from the date of the six month anniversary of the issuance date through the date that is five and a half (5.5) years after the initial issuance date, in the form of Exhibit B-1 attached hereto.

“Class 2 Warrants” means the warrants delivered to the Purchaser at each Closing in accordance with Section 2.2(a)(vi) and Section 2.2(c)(iv) hereof, which Class 2 Warrants shall be exercisable at any time on or after the six (6) month anniversary of each Closing Date and generally be exercisable from the date of the six month anniversary of the issuance date through the date that is five and a half (5.5) years after the initial issuance date, in the form of Exhibit B-2 attached hereto.
“Closing” means a closing of the purchase and sale of the Securities as defined in Section 2.1.
“Closing Date” means the Initial Closing Date or the Subsequent Closing Date, as applicable.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Common Warrants” means, collectively, the Class 1 Warrants and Class 2 Warrants, with half of the Common Warrants for the Purchaser being Class 1 Warrants and the other half of the Common Warrants for the Purchaser being Class 2 Warrants.
“Company Counsel” means Wilson Sonsini Goodrich & Rosati, P.C.
“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exempt Issuance” means (i) the issuance of securities to directors, officers, employees and consultants of the Company pursuant to employee benefit plans, equity incentive plans or other employee compensation plans or other arrangements approved by the Board of Directors or the Compensation Committee thereof, (ii) the issuance of securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or the issuance of securities pursuant to the exercise, exchange or conversion of any options, warrants, restricted stock units, rights or convertible or exchangeable securities outstanding on the date hereof, provided that such options, warrants, restricted stock units, rights or convertible or exchangeable securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iii) securities issued in connection with any joint venture, commercial or collaborative relationship, or the acquisition or license by the Company of the securities, businesses, property or other assets of another person, provided that such issuance is approved by the majority of the disinterested directors of the Company and provided such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement during the 120 day period following the Initial Closing Date and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement during the 120 day period following the Initial Closing Date and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (v) shares of Common Stock to consultants or vendors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the 120 day period following the Initial Closing Date (unless issued under the Company’s share or option plan whose issuances are registered under Form S-8), (vi) issuances of shares of Common Stock in compliance with the terms of agreements or instruments outstanding as of the date hereof, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (vii) issuances of shares of Common Stock upon the exercise or exchange of rights issued pursuant to any shareholder rights agreement entered into between the Company and Transfer Agent, (viii) the issuance of securities pursuant to an “at the market” offering, as defined in Rule 415 under the Securities Act, pursuant to an agreement executed on or after June 30, 2024, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents, (ix) the issuance of securities in the Concurrent Placement, and (x) the issuance of securities upon the exercise or exchange of or conversion of any securities issued in the Concurrent Placement.
“Lock-Up Agreements” means the lock-up agreements in substantially the form of Exhibit A.
“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).
“Per Unit Purchase Price” equals $0.8670, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur between the date of this Agreement and the applicable Closing Date.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), pending or, to the Company’s knowledge, threatened in writing against the Company.
“Prospectus Supplement” means the prospectus supplement filed pursuant to the Registration Statement relating to the offering of Securities pursuant to this Agreement, including the base prospectus included in the Registration Statement at the time it was declared effective and all information, documents and exhibits filed with or incorporated by reference into such final prospectus supplement.
“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.
“Registration Statement” means the effective registration statement filed with the Commission on February 14, 2024 (File No. 333-271361), including all information, documents and exhibits filed with or incorporated by reference into such registration statement, which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchaser.
“Restraint” means any statute (including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), rule, regulation, executive order, decree, ruling or injunction enacted, entered, promulgated or endorsed by any court or other Governmental Authority of competent jurisdiction.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Securities” means the Shares, the Warrants and the Warrant Shares.
“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).
“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for Shares and Common Warrants purchased hereunder (which amount is exclusive of the exercise price payable upon the exercise of Common Warrants for Warrant Shares) as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.
“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transaction Documents” means this Agreement, the Warrants, the Lock-Up Agreements, the Voting Support Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means Equiniti Trust Company.
“Warrants” means the Common Warrants.
“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1    Closing.

(a)    The purchase, sale and issuance of the Shares and the Common Warrants pursuant to this Agreement shall take place at two closings, each of which is referred to in this Agreement as a closing (each, a “Closing”). The initial Closing (the “Initial Closing”) shall be held two (2) Trading Days after the date hereof, subject to the satisfaction or waiver of all applicable conditions set forth in Section 2.3 (the “Initial Closing Date”). At the Initial Closing, subject to the satisfaction of the conditions and limitations otherwise set forth herein, the Company shall issue and deliver, and the Purchaser shall purchase, the full amount of the Shares and the Common Warrants set forth on Schedule 1 hereto; provided that the Purchaser’s subscription at the Initial Closing shall be equal to the maximum amount allowable under the Listed Company Manual of the New York Stock Exchange (including Section 312.03 any other relevant limiting provision thereof) (together, the “LCM”) prior to obtaining Stockholder Approval, taking into account the concurrent closings occurring pursuant to the Concurrent Placement Agreement; provided further that the amounts listed on Schedule 1 hereto under the heading “Initial Closing” shall be adjusted to the extent that the amounts listed on Schedule 1 under the heading “Initial Closing” exceed the maximum amount allowable under the LCM and, in such case, any excess amounts removed from Schedule 1 under the heading “Initial Closing” shall be added to Schedule 1 under the heading “Subsequent Closing”. The Purchaser shall purchase the full amount of the Shares and Common Warrants set forth on Schedule 1 hereto not otherwise purchased at the Initial Closing promptly after the Company obtains Stockholder

Approval at a subsequent Closing (the “Subsequent Closing”). The sale and issuance in the Subsequent Closing shall be held two (2) Trading Days after receipt of the Stockholder Approval, subject to the satisfaction or waiver of all applicable conditions set forth in Section 2.3 (the “Subsequent Closing Date”).

(b)    On each Closing Date, upon the terms and subject to the conditions set forth herein, including under Section 2.1(a), the Company agrees to sell, and the Purchaser agrees to purchase, at the Per Unit Purchase Price (i) the number of Shares set forth under the heading “Initial Closing” or “Subsequent Closing” on Schedule 1 hereto, as applicable, at the Per Unit Purchase Price and (ii) Common Warrants exercisable for shares of Common Stock as calculated pursuant to Section 2.2(a) and as set forth on Schedule 1 hereto. The Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at a Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, a Closing shall occur remotely or at such location as the parties shall mutually agree. Unless otherwise agreed by the Company and the Purchaser, on each Closing Date, the Company shall issue the Shares registered in the Purchaser’s name and address and released by the Transfer Agent directly to the account(s) identified by the Purchaser.
2.2    Deliveries.
(a)    On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)    this Agreement duly executed by the Company;
(ii)    a legal opinion of Company Counsel substantially in the form delivered under the Concurrent Placement Agreement;
(iii)    the Company shall have provided the Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;
(iv)    subject to Section 2.1, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to the Purchaser’s Subscription Amount paid at the Initial Closing divided by the Per Unit Purchase Price, registered in the name of the Purchaser;
(v)    a Class 1 Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 50% of the Purchaser’s Shares purchased at the Initial Closing, rounded down to the nearest whole share, as set forth on Schedule 1 hereto, with an exercise price equal to $1.0200, subject to adjustment therein;

(vi)    a Class 2 Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 50% of the Purchaser’s Shares purchased at the Initial Closing, rounded down to the nearest whole share, as set forth on Schedule 1 hereto, with an exercise price equal to $1.0200, subject to adjustment therein;

(vii)     the Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(viii)    an Officer’s Certificate substantially in the form delivered under the Concurrent Placement Agreement;

(ix)    a Secretary’s Certificate substantially in the form delivered under the Concurrent Placement Agreement; and

(x)    the Lock-Up Agreements duly executed by each executive officer and director of the Company.

(b)    On or prior to the Initial Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:
    (i)    this Agreement duly executed by the Purchaser; and
(ii)    the Purchaser’s Subscription Amount in respect of the Securities to be purchased by the Purchaser at the Initial Closing.
(c)    On or prior to the Subsequent Closing Date, the Company shall deliver or cause to be delivered to the Purchaser purchasing in such Subsequent Closing the following:
(i)    subject to Section 2.1, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via DWAC Shares equal to the Purchaser’s Subscription Amount paid at such Subsequent Closing divided by the Per Unit Purchase Price, registered in the name of the Purchaser;
(ii)    a bringdown letter reasonably satisfactory to the Purchaser relating to the legal opinion of Company Counsel issued in connection with the Initial Closing;
(iii)    a bringdown Officer Certificate reasonably satisfactory to the Purchaser;
(iv)    a Class 1 Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 50% of the Purchaser’s Shares purchased at such Subsequent Closing, rounded down to the nearest whole share, as set forth on Schedule 1 hereto, with an exercise price equal to $1.0200, subject to adjustment therein; and
(v)    a Class 2 Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 50% of the Purchaser’s Shares purchased at such Subsequent Closing, rounded down to the nearest whole share, as set forth on Schedule 1 hereto, with an exercise price equal to $1.0200, subject to adjustment therein.
(d)    On or prior to the Subsequent Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the Purchaser’s Subscription Amount in respect of the Securities to be purchased by the Purchaser at the Subsequent Closing.
2.3    Closing Conditions.
(a)    The obligations of the Company hereunder in connection with the applicable Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) when made and on such Closing Date of the representations and warranties of the Purchaser contained herein (unless made as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);
(ii)    all obligations, covenants and agreements of the Purchaser required to be performed at or prior to such Closing Date shall have been performed in all material respects;
(iii)    the delivery by the Purchaser of the items set forth in Section 2.2(b) or Section 2.2(d), as applicable, of this Agreement;
(iv)    no Restraint shall be in effect which prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(v)    as to the Subsequent Closing, the Stockholder Approval shall have been obtained and become effective.
(b)    The respective obligations of the Purchaser in connection with the applicable Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on such Closing Date of the representations and warranties of the Company contained herein (unless made as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);
(ii)    all obligations, covenants and agreements of the Company required to be performed at or prior to such Closing Date shall have been performed;
(iii)    the delivery by the Company of the items set forth in Section 2.2(a) or Section 2.2(c), as applicable, of this Agreement;
(iv)    as to the Initial Closing, the Closing (as defined under the Concurrent Placement Agreement) shall be occurring simultaneously with the Initial Closing hereunder on terms consistent in all material respects with the terms set forth in the Concurrent Placement Agreement upon its execution on the date of this Agreement;
(v)    there shall have been no Material Adverse Effect with respect to the Company since the date hereof;
(vi)    from the date hereof to each applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to a Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at a Closing;
(vii)    no Restraint shall be in effect which prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and
(viii)    as to the Subsequent Closing, the Stockholder Approval shall have been obtained and become effective.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:
(a)    Organization and Good Standing. Each of the subsidiaries of the Company are set forth on Schedule 3.1(a), and the Company owns, directly or indirectly, all of the capital stock or other equity interests of each such subsidiary, free and clear of any liens or encumbrances, and all of the issued and outstanding shares of capital stock of each such subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each of the Company and its subsidiaries has been duly incorporated or organized, as applicable, is validly existing and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the requisite power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus Supplement, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which the conduct of its business or ownership of property makes such qualification necessary, except where the failure to so qualify would not have or be reasonably expected to result in (a) a material adverse effect upon the business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (b) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents (“Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(b)    No Violations or Defaults. Except as set forth on Schedule 3.1(b), neither the Company nor any of its subsidiaries (A) is in violation of its charters, bylaws or other organizational documents, (B) is in breach of or otherwise in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its material property or assets is subject, or (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject, including the Sarbanes-Oxley Act and the Exchange Act; except, in the case of clauses (B) and (C) of this paragraph (b), for any breaches, violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(c)    Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company. The Warrants have been duly authorized, and when executed and delivered by the Company, shall constitute a valid, legal and binding obligation of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which is material to the Company and its subsidiaries taken as a whole, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) or (C) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except for the Stockholder Approval (solely with respect to the alternative cashless exercise option in the Class 2 Warrants and certain of the Securities issuable hereunder) and such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(d)    Issuance of the Securities; Registration. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares are duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.
The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which Registration Statement became effective on February 14, 2024, including the related base prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company is eligible to sell the Securities under Instruction I.B.1 of Form S-3. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus Supplement or the Prospectus Supplement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)    Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(e). All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders; the capital stock of the Company, including the Common Stock and the Warrants, conforms in all material respects to the description thereof in the Registration Statement and the Prospectus Supplement. Except as set forth on Schedule 3.1(e) and except for the Concurrent Placement, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; and (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), except as have been validly waived or complied with in connection with the sale of Securities as contemplated by this Agreement. Except as a result of the purchase and sale of the Securities and as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or capital stock of any subsidiary of the Company, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents or capital stock of any such subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any of its subsidiaries. There are no outstanding securities or instruments of the Company or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any subsidiary of the Company is or may become bound to redeem a security of the Company or such subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Except for the Stockholder Approval (solely with respect to the alternative cashless exercise option in the Class 2 Warrants and certain of the Securities issuable hereunder), no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth in the SEC Reports (as defined below) and the Voting Support Agreement, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
(f)    SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Since January 1, 2022, as of their respective dates, the SEC Reports comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the SEC Reports, taken as a whole, as of the date hereof, do not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(g)    Absence of Certain Events; Undisclosed Events, Liabilities or Developments. Except as set forth on Schedule 3.1(g), since the date of the latest financial statements filed by the Company with the SEC, the Company has not (i) incurred any material liabilities, direct or contingent, other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practices and liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or disclosed in filings made with the SEC, (ii) declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (iii) had any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, the issuance of Common Stock in accordance with exchanges made under the Company’s Amended & Restated Exchange Agreement dated May 3, 2022, settlement of restricted stock units or conversion of convertible securities), or (iv) other than pursuant to the Concurrent Placement, had any issuance of options, warrants, restricted stock units, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries. Except for (i) the issuance of the Securities contemplated by this Agreement and the issuance of the securities in the Concurrent Placement, or (ii) as set forth on Schedule 3.1(g), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.
(h)    Absence of Proceedings. Except as set forth on Schedule 3.1(h), there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority, or any arbitrator (collectively, an “Action”), which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement and the Prospectus Supplement by the Securities Act or by the Rules and Regulations and that have not been so described in all material respects.
(i)    Labor Relations. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.
(j)    Regulatory Permits. The Company and its subsidiaries possess or own all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and have made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the current ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, except where the failure to possess such Permits would not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are not in violation of, or in default under, any such Permit, except where such violation would not reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries have not received written notice of any revocation or modification of any such Permit and do not have any reason to believe that any such Permit will not be renewed in the ordinary course, except in each case as would not reasonably be expected to result in a Material Adverse Effect.
(k)    Compliance with Environmental Laws. Except as disclosed in the Prospectus Supplement or that would not result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is (i) in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws.
(l)    Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and the Prospectus Supplement as being owned by them which is material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus Supplement or as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.
(m)    Intellectual Property. The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Registration Statement and the Prospectus Supplement to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except as described in the Registration Statement and the Prospectus Supplement, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any material objective facts which would form a reasonable basis for any such claim, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, except as such adjudgment would not result in a Material Adverse Effect, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company or any of its subsidiaries has received any written notice of such claim, except as such action, suit, proceeding or claim would not reasonably be expected to result in a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, licenses, inventions, trade secrets, Internet domain names, Internet domain name registrations, technology, registrations, trade secret rights, know-how and other intellectual property.
(n)    Insurance. Except as would not have a Material Adverse Effect, the Company and each of its subsidiaries carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect, except as would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(o)    Internal Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls in compliance with the Sarbanes-Oxley Act of 2022. Since the end of the latest audited fiscal year, except as disclosed in the SEC Reports, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.
(p)    Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents (for the avoidance of doubt, except for such placement agent fees as may be payable in connection with the Concurrent Placement). Other than for Persons engaged by the Purchaser, if any, the Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(q)    Investment Company. The Company is not, and immediately after receipt of payment for the Securities, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(r)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
(s)    Tax Status. The Company and its subsidiaries (A) have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and (B) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith; except those, in each of the cases described in clauses (A) and (B) of this paragraph (x), that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending material dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed material liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement and the Prospectus Supplement.
(t)    Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(u)    Anti-Bribery Laws. Each of the Company and its subsidiaries and, to the Company’s knowledge, its affiliates and any of their respective officers, directors, or employees, each in their respective roles with the Company, has not violated, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance in all material respects with, each of the following laws: applicable anti-bribery laws, including but not limited to any applicable law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, the U.K. Bribery Act 2010 (to the extent applicable), or any other applicable law, rule or regulation of similar purposes and scope.
(v)    Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.10 hereof), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions, if any, to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) would reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities, if otherwise conducted in compliance with Sections 3.2(f) and 4.10 hereof, do not constitute a breach of any of the Transaction Documents.
(w)    Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the Concurrent Placement.
(x)    Cybersecurity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, (ii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.
(y)    Stock Option Plans. Except as described in the Registration Statement and the Prospectus Supplement, since September 30, 2023, there are no options, warrants, restricted stock units, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.
(z)    Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
(aa)    Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in compliance with applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business.
(bb)    Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.
3.2    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the applicable Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)    Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)    Understandings or Arrangements. The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).
(c)    Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be (1) either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7),(a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; and (2) an “institutional account” as defined in FINRA Rule 4512(c).
(d)    Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(e)    Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), the SEC Reports, the Registration Statement and the Prospectus Supplement and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
(f)    Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.
(g)    General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.
(h)    Independent Advice. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, except as set forth in this Agreement, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1    Legends. The Shares and the Warrants shall be issued free of legends.

4.2    Integration. Other than the Concurrent Placement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction, other than the Stockholder Approval.

4.3    Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.

4.4    Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and other general corporate purposes but shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents or (b) in violation of FCPA or OFAC regulations.

4.5    Indemnification of the Purchaser. Subject to the provisions of this Section 4.5, the Company will indemnify and hold the Purchaser and its directors, officers, employees and Affiliates (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable and documented out-of-pocket attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by a Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided, however, that if it is subsequently determined by a final, non-appealable judgment of a court of competent jurisdiction that the Purchaser was not entitled to receive such payments, the Purchaser shall promptly (but in no event later than five (5) Business Days) return such payments to the Company. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
4.6    Reservation of Common Stock. Prior to or in connection with the Initial Closing, the Company will reserve and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and the Warrant Shares pursuant to any exercise of the Warrants.

4.7    Listing of Common Stock. Concurrently with the Initial Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market, subject to the Company obtaining Stockholder Approval (solely with respect to the Warrant Shares relating to the alternative cashless exercise option in the Class 2 Warrants and certain of the Securities issuable hereunder). The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. For so long as the Company maintains a listing or quotation of the Common Stock on a Trading Market, and the Company agrees to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market, and to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8    Subsequent Equity Sales.

(a)    From the date hereof until one hundred and twenty (120) days after the Initial Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (each, a “Subsequent Placement”), or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement, filing a registration statement on Form S-8 in connection with any employee benefit plan, or filing a registration statement on Form S-4 in connection with any acquisition.

(b)    From the date hereof until the eighteen (18) month anniversary of the Initial Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for shares of Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” offering, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)    Notwithstanding the foregoing, this Section 4.8 shall not apply in respect of, nor shall the definition of Subsequent Placement be deemed to include, an Exempt Issuance.

4.9    [Reserved]

4.10    Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly disclosed by the Company pursuant to Section 4.3. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.3, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives).

4.11    Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements (or any successor lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements), except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement (or any successor lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) in accordance with its terms. If any party to a Lock-Up Agreement (or any successor lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements) breaches any provision of a Lock-Up Agreement (or any successor lock-up agreements signed by transferees of the initial parties to the Lock-Up Agreements), the Company shall promptly use its reasonable efforts to seek specific performance of the terms of such agreement.

4.12    Stockholder Approval. Within sixty (60) calendar days after the Initial Closing Date, the Company shall use commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement, at the expense of the Company, for a meeting (special or otherwise) of holders of Common Stock

(the “Stockholder Meeting”) to be held within ninety (90) calendar days after the Initial Closing Date, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions approving the issuance and listing of (i) the Securities to be issued to the Purchaser at the Subsequent Closing, pursuant to Section 312.03 and any other relevant limiting provisions of the LCM, and (ii) the shares of Common Stock issuable pursuant to the alternative cashless exercise provision in Section 2(d) of the Class 2 Warrants in accordance with applicable law and the rules and regulations of the Trading Market without giving effect to any limitation on the exercise of the Warrants and the Common Stock to be issued or that may be issuable under the purchase agreement and the related warrants in the Concurrent Placement (such affirmative approval being referred to herein collectively as the “Stockholder Approval”), and the Company shall use commercially reasonable efforts to solicit its stockholders’ approval of such resolutions in connection with the Stockholder Approval.

4.13    Participation Right. From the date hereof until the date that is 18 months after the Initial Closing Date, neither the Company nor any of its subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.13.
(a)    At least five (5) days prior to any proposed or intended Subsequent Placement, the Company shall deliver to the Purchaser a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the Company believes that the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Purchaser is willing to accept material non-public information or (B) if the Company believes that the proposed Offer Notice does not constitute or contain material, non-public information, (y) a statement that the Company proposes or intends to effect a Subsequent Placement and (z) a statement informing the Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request.  Upon the written request of a Purchaser within one (1) day after the Company’s delivery to the Purchaser of such Pre-Notice, and only upon a written request by the Purchaser, the Company shall promptly deliver to the Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, and (C) offer to issue and sell to or exchange with the Purchaser in accordance with the terms of the Offer 8.75% in total of the Offered Securities. The Company shall not be permitted to deliver more than one such Offer Notice to a Purchaser in any sixty (60) day period nor shall the Company be permitted to effect a Subsequent Placement within 18 months of the Initial Closing Date without providing such Purchaser with an Offer Notice.
(b)    The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”) and (B) to publicly announce the execution of such Subsequent Placement Agreement.
(c)    In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.13(b) above), then the Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.13(a) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange and (B) the denominator of which shall be the original amount of the Offered Securities.
(d)    Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchaser shall acquire from the Company, and the Company shall issue to the Purchaser, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4.13(c) above if the Purchaser has so elected, upon the terms and conditions specified in the Offer.

The purchase by the Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company and the Purchaser and its counsel.
(e)    Notwithstanding anything to the contrary in this Section 4.13 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) business day following delivery of the Offer Notice.  If by such tenth (10th) business day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be in possession of any material, non-public information with respect to the Company or any of its subsidiaries.
(f)    The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Placement, the transaction documents related to the Subsequent Placement shall not include any term or provision whereby such Purchaser shall be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.
(g)    The restrictions contained in this Section 4.13 shall not apply in connection with any Exempt Issuance.  Furthermore, notwithstanding any provision in this Section 4.13, the Company shall not be obligated to take any action that would violate applicable securities laws.
4.14    Registration Rights. The Company and the Purchaser are parties to a Registration Rights Agreement, dated as of October 15, 2021 (as amended from time to time, the “RRA”). In the event that the Purchaser (or its Affiliate) elects, after the date of this Agreement, to exercise any rights under the RRA in respect of Registrable Securities (as defined in the RRA) and desires to also include, in the transaction that is subject to such exercise, any shares of Common Stock acquired by the Purchaser (or its Affiliate) from the Company that are not Registrable Securities, the Company shall, upon the reasonable request of the Purchaser (or its Affiliate), cooperate in good faith with the Purchaser (or its Affiliate) and use commercially reasonable efforts (in each case, in a manner consistent with the terms of the RRA) to facilitate the inclusion of such shares in such transaction.
ARTICLE V.
MISCELLANEOUS
5.1    Termination. This Agreement may be terminated by the Purchaser by written notice to the Company if (a) the Initial Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof or (b) the Subsequent Closing has not been consummated on or before the date that is the earlier of (i) the one-year anniversary of the date of this Agreement and (ii) 120 days after the Stockholder Meeting (if the requisite approvals are not received at such Stockholder Meeting held pursuant to Section 4.12); provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).
5.2    Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.
5.3    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser and holder of Securities and the Company.

5.6    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.9    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10    Survival. The representations and warranties contained herein shall survive the Initial Closing for a period of six (6) years.

5.11    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act, or other applicable law (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding anything to the contrary contained herein, upon the request of any Purchaser, the Company shall deliver “wet ink” originals of each Warrant, which shall not contain any electronic signatures.

5.12    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13    Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15    Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.16    Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.17    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

BAKKT HOLDINGS, INC.

By:
Name:
Title:

Address for Notice:
1000 Avalon Boulevard, Suite 1000
Alpharetta, Georgia 30009
E-mail: legal-notices@bakkt.com

With a copy to (which shall not constitute notice):
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attn: J. Matthew Lyons
Email: mlyons@wsgr.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:	Intercontinental Exchange Holdings, Inc.

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrants to Purchaser (if not same as address for notice):
Subscription Amount: $

EIN Number:

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above‑signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Initial Closing shall occur by the second (2nd) Trading Day following the date of this Agreement, (iii) the Subsequent Closing shall occur promptly after Stockholder Approval, and (iv) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Initial Closing Date.

Schedule 1

Initial Closing

Shares:	2,762,009

Class 1 Warrant Shares:	1,381,004

Class 2 Warrant Shares:	1,381,004

Subsequent Closing

Shares:	8,772,016

Class 1 Warrant Shares:	4,386,008

Class 2 Warrant Shares:	4,386,008

Exhibit A

Form of Lock-Up Agreement

(See attached)

Exhibit B-1

Form of Class 1 Warrant

(See attached)

Exhibit B-2

Form of Class 2 Warrant

(See attached)

Exhibit C

Form of Voting Support Agreement

(See attached)